UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nex Neo Tech Inc.

(Exact name of registrant as specified in its charter)

Wyoming	7379
State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization	Classification Code Number
32-0799652
IRS Employer
Identification Number

100 24th Street West #1 Billings, MT 59102

Tel.  14432781647

Email: main@nexneoinc.com

(Address and telephone number of principal executive offices)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717
Tel. 1-800-981-7183
Email: info@BizFilings.com

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this  Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: -

Accelerated filer: -

Non-accelerated filer: -              (Do not check if a smaller reporting company)

Smaller reporting company: X

Emerging growth company: X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock:	5,000,000	$0.0245	$122,500	$18

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Nex Neo Tech Inc.

5,000,000 SHARES OF COMMON STOCK

$0.0245 PER SHARE

This is the initial offering of common stock of Nex Neo Tech Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.0245 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our Anastasiia Reish, will attempt to sell the shares. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations. Anastasiia Reish, our officer and director, beneficially owns and controls 100% of our outstanding common stock and voting power, including the related reduced reporting requirements available to emerging growth companies.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.0245 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Nex Neo Tech Inc. is a newly organized company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Nex Neo Tech Inc., which includes a statement expressing a doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 19 BEFORE BUYING ANY SHARES OF NEX NEO TECH INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED January 29, 2026

TABLE OF CONTENTS

PROSPECTUS SUMMARY	-6-
THE OFFERING	-7-
SUMMARY FINANCIAL INFORMATION	-8-
RISK FACTORS	-9-
FORWARD-LOOKING STATEMENTS	-19-
USE OF PROCEEDS	-19-
DETERMINATION OF OFFERING PRICE	-20-
DILUTION	-20-
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	-22-
PLAN OF OPERATION	-24-
DESCRIPTION OF BUSINESS	-29-
RESEARCH AND DEVELOPMENT EXPENDITURES	-33-
BANKRUPTCY OR SIMILAR PROCEEDINGS	-33-
REORGANIZATIONS, PURCHASE OR SALE OF ASSETS	-33-
COMPLIANCE WITH GOVERNMENT REGULATION	-28-
EMPLOYEES AND EMPLOYMENT AGREEMENTS	-33-
LEGAL PROCEEDINGS	-34-
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	-34-
EXECUTIVE COMPENSATION	-36-
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	-37-
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	-38-
PLAN OF DISTRIBUTION	-39-
DESCRIPTION OF SECURITIES	-41-
COMMON STOCK	-42-
PREFERRED STOCK	-42-
WARRANTS	-43-
OPTIONS	-43-
CONVERTIBLE SECURITIES	-43-
DIVIDEND POLICY	-43-
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	-44-
INTERESTS OF NAMED EXPERTS AND COUNSEL	-45-
LEGAL MATTERS	-46-
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	-46-
FINANCIAL STATEMENTS	-46-
SIGNATURES	-72-

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “NEX NEO TECH INC.” REFERS TO NEX NEO TECH INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Nex Neo Tech Inc.

We are a newly established company focused on creating an innovative online space for marketing specialists and content creators. Our website will feature advanced tools and services designed to help businesses streamline their marketing and content creation processes, saving time, improving efficiency, and enhancing overall performance. Our officer and director Anastasiia Reish has the experience and skills necessary for this role, and we believe her expertise in IT project management and digital transformation is a key driver of our business development in this area. She has worked in IT companies where she managed software development projects, coordinated cross-functional teams, and implemented innovative technological solutions, developing critical skills in project coordination, strategic planning, and team leadership. These experiences are highly relevant to her current role at Nex Neo Tech Inc., where she applies her expertise to manage client interactions, enhance user engagement, and ensure smooth service delivery. Ms. Reish’s only occupation at the moment is managing the business processes of Nex Neo Tech Inc.

Nex Neo Tech Inc. was incorporated in Wyoming on January 14, 2025. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,625 for the next twelve months as described in our Plan of Operations. Our officer and director, Anastasiia Reish, has agreed to loan funds as needed to Nex Neo Tech Inc. on business demand for the registration and production process (exhibit 10.1). There is no assurance that we will generate any revenue in the first twelve months after completion of our offering or ever generate any revenue.

As of November 30, 2025, and August 31, 2025, our cash balance was $5,438 and $630, respectively.

At this stage, our company website (accessible at https://nexneoinc.com) is operational as an informational resource and serves as the primary infrastructure intended to support our Image to Text API. Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026. After the twelve-month period we may need additional financing to continue our operations. The Company’s registration office is located at 100 24th Street West #1 Billings, MT 59102. Our phone number is +14432781647.

Our financial statements from inception (January 14, 2025) through (August 31, 2025), report that has realized no revenues to date and a retained deficit of $2,714. Our independent registered public accounting firm Boladale Lawal & Co. has issued an audit opinion for Nex Neo Tech Inc. (exhibit 23.1), which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our officer and director, Anastasiia Reish will be devoting as much time as needed to provide management services to the Company. As far as we will increase the number of customers, our officer and director Anastasiia Reish will devote more time on Nex Neo Tech Inc. As a result, our operations may be sporadic and occur at times, which are convenient to our officer and director Ms. Reish.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Nex Neo Tech Inc.
Securities Being Offered: Shares outstanding prior to offering: Shares outstanding after (assuming all the shares are sold) offering:	5,000,000 shares of common stock. 7,400,000 shares.
Price Per Share:	$0.0245

Duration of the Offering:	The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds from selling 100% of shares: Gross Proceeds from selling 75% of shares: Gross Proceeds from selling 50% of shares: Gross Proceeds from selling 25% of shares:	$122,500 $91,875 $61,250 $30,625 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 2,400,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officer and director, Anastasiia Reish.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $12,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the three months ended November 30, 2025, and from our audited financial statements for the period from January 14, 2025 (Inception) to August 31, 2025, as following:

	November 30, 2025	August 31, 2025
Financial Summary	($)	($)
	(Unaudited)	(Audited)
Cash and cash equivalents	5,438	630
Total Assets	75,780	24,130
Total Liabilities	77,685	17,244
Total Stockholder’s Equity (Deficit)	(1,905)	6,886

	Three months ended November 30, 2025	Accumulated from January 14, 2025 (Inception) to August 31, 2025

Statement of Operations	($)	($)
	(Unaudited)	(Audited)
Total Expenses	8,791	2,714
Net Loss for the Period	8,791	2,714

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR BUSINESS AND OUR INDUSTRY

Because our auditors have issued a going concern opinion, there is an uncertainty we will continue operations in which case you could lose your investment.

In their report our independent registered public accounting firm, Boladale Lawal & Co. stated that our financial statements as of and for the period ended August 31, 2025 were prepared assuming the company will continue as a going concern. This means that there is a doubt that we can continue as an ongoing business. For the period from inception (January 14, 2025) to August 31, 2025, we had no revenue. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $30,625 for the next twelve months.

We have a limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

Our company was incorporated on January 14, 2025, and since then, we have primarily focused on development of our website and related products, as well as preparing to secure future financing through the services we plan to offer. Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026. A Blog Section is under development, with completion expected on February 27, 2026. Development of the Ad Copy Generator API is planned to begin in May 2026, with expected completion in August 2026. As a result, our track record in successful business activities, strategic decision-making, and fundraising capabilities is limited, making it difficult for investors to assess the likelihood of success for our start-up company. We will provide an innovative online environment for marketing specialists and content creators, designed to streamline their marketing and content workflows through cutting-edge technology. As of August 31, 2025, we had not yet accumulated any revenues. There is a significant risk that we may not succeed in our activities, or, even if initially successful, may struggle to generate sustainable operating revenues or achieve profitability.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Because of our dependence on technology and innovation.

Our website will rely on advanced technologies to offer innovative tools and services for marketing specialists and content creators. Given the rapid pace of technological progress in our industry, we will need to continuously innovate and update our services to remain competitive. There is a potential risk that we may not keep up with emerging technologies, which could affect our market position.

We plan to expand our range of services in the future, including exploring APIs for video-to-text conversion and sentiment analysis. However, the integration of such technologies may face unforeseen challenges. Any delays or development issues could affect the growth of our website and the overall user experience.

Because of the risk in customer acquisition and retention.

Our business success is closely tied to our ability to attract and retain customers. We face the risk that we may struggle to differentiate our services from competitors or fail to effectively demonstrate its value to potential users. Furthermore, the marketing and content creation industry is highly dynamic, and customer preferences can change rapidly, which could make it more difficult to maintain a loyal user base. Our business model is heavily reliant on a subscription-based revenue structure. If customers fail to renew their subscriptions, reduce their usage, or choose to use alternative solutions, it could negatively impact our cash flow and financial sustainability. There is a risk that our pricing structure may not meet the needs or expectations of certain market segments, affecting long-term customer retention.

Because of Potential Difficulty in Scaling Our Business.

As a startup, we may face challenges in scaling our business and expanding our user base. While we aim to grow our products internationally, we might encounter obstacles related to customer acquisition, user retention, and adapting our services to different markets. Moreover, we may face limitations in terms of financial resources, which could hinder our ability to fully execute our expansion plans.

Because our officer and director Anastasiia Reish has other interests, she may not be able or willing to devote a sufficient amount of time to our business operations, which could affect revenue.

Anastasiia Reish, our officer and director will devote as much time as needed to provide management services to the Company. While she presently possesses adequate time to attend to our interest, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. In this case the Company’s business development could be negatively impact.

In addition, our officer and director lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our officer and director, Anastasiia Reish has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Anastasiia Reish, our officer and director, for all of our operations. The loss of Ms. Reish would have a substantial negative effect on our company and may cause our business to fail. Ms. Reish has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Reish’ services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on officers and directors. We do not anticipate entering employment agreements with her or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our officer and director, Anastasiia Reish, beneficially owns 100% of our outstanding common stock. The interests of our director may not be, at all times, the same as that of our other shareholders. Our officer and director is not simply a passive investor but is also the executive officer of the Company, and as such her interests may, at times, be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company’s board of directors. Also, our officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Deterioration in general macro-economic conditions, including unemployment, inflation or deflation, consumer debt levels, high fuel and energy costs, uncertain credit markets or other recessionary type conditions could have a negative impact on our business, financial condition, results of operations and cash flows.

Deterioration in general macro-economic conditions would impact us through (i) potential adverse effects from deteriorating and uncertain credit markets (ii) the negative impact on our customers and (iii) an increase in operating costs from higher energy prices.

Impact of Credit Market Uncertainty.

Significant deterioration in the financial condition of large financial institutions in recent years resulted in a severe loss of liquidity and available credit in global credit markets and in more stringent borrowing terms. Accordingly, we may be limited in our ability to borrow funds to finance our operations. An inability to obtain sufficient financing at cost-effective rates could have a materially adverse effect on our planned business operations and financial condition.

Impact on our Customers.

Deterioration in macro-economic conditions may have a negative impact on our customers’ financial resources and disposable income. This impact could reduce their willingness or ability to pay for non-essential privileges, which results in lower service sales for us.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies like Copy.ai, Jasper, Writesonic, Grammarly, and Lumen5, as well as smaller independent companies like ourselves. This competition may lead to price reductions and decreased demand for our services. We may be at a competitive disadvantage in acquiring the necessary resources, such as employees, financing, and technology, to meet the demands of prospective customers. Our ability to acquire customers may be limited by our financial resources and assets. We anticipate being less able than our larger competitors to cope with the generally increasing costs and expenses of operating in this fast-evolving industry.

RISKS RELATING TO OUR COMMON STOCK

The Offering Price of our Shares is arbitrary.

The offering price of our shares has been determined arbitrarily by the Company and bears no relationship to the Company’s assets, book value, potential earnings or any other recognized criteria of value.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.” The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.

In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult or impossible for you to resell any shares you may purchase.

Because there are no minimum proceeds the Company can receive from its offering of 5,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 5,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We are selling this offering without an underwriter and may be unable to sell any shares. Unless we are successful in selling a number of the shares, we may have to seek alternative financing to implement our business plans and you may suffer a dilution to, or lose, your entire investment.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, Anastasiia Reish who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates. However, there is no guarantee that she will be able to sell any of the offered shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Currently, our company is not listed on any public stock exchange, and there is no existing demand for our common stock. Consequently, there is no publicly accessible market for the shares presented in this prospectus. Our intention is to engage a market maker immediately following the conclusion of this offering and seek inclusion of our shares on OTCQB or OTCQX or another quotation service. The OTC is a regulated quotation system that provides real-time pricing, recent transaction data, and volume information for over-the-counter securities.

To be eligible for quotation on OTCQB or OTCQX, issuers are required to remain up to date with their filings to the SEC or relevant regulatory authority. Failure to meet these reporting obligations could impede our ability to apply for quotation on OTCQB or OTCQX or a similar quotation service, as market makers are not authorized to initiate the quoting of a security when the issuer fails to meet this filing requirement.

It is essential to understand that we cannot guarantee the acceptance or approval of our application, nor can we assure the listing and quoting of our stock for sale. As of the filing date, there have been no discussions or agreements between the Company or its representatives and any market maker regarding potential participation in a future trading market for our securities. In the event that no trading market is established for our common stock, you may face challenges when attempting to sell any shares you acquire through this offering. This could potentially result in an inability to realize any returns from your investment or experience significant delays or obstacles when attempting to liquidate your shares. Furthermore, the absence of a publicly-traded market for our common stock may make it challenging, if not impossible, to ascertain its value, further complicating the resale of your shares and the realization of any value from your investment.

Because we do not plan to register our common stock under the exchange act before this registration statement becomes effective, we will not be a fully reporting company.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company.

As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section

Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder, officer and director Anastasiia Reish, acquired her shares at a cost of $0.004 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.0245 you pay for them.

Anastasiia Reish, our principal stockholder, beneficially owns more than 50% of our outstanding common stock, giving him the ability to control the outcome of stockholder votes and corporate decisions, which may result in conflicts of interest with other stockholders.

Anastasiia Reish currently owns more than 50% of our outstanding common stock and exercises 100% of the voting power of our capital stock. Following this offering, he will continue to hold a majority of the voting power. As a result, Anastasiia Reish will have the ability to control or significantly influence the outcome of matters submitted to our shareholders for approval, including the election of directors, amendments to our organizational documents, significant corporate transactions such as mergers, sales of assets, financings, and other strategic decisions.

This concentration of ownership may also discourage, delay, or prevent a change in control of our company that other shareholders may consider favorable, and could result in decisions that are not aligned with the interests of minority shareholders. In addition, potential conflicts of interest may arise between Anastasiia Reish’s interests as a controlling shareholder and the interests of our other shareholders, which could materially and adversely affect the value of our common stock.

There is no guarantee all of the funds raised in the offering will be used as outlined in this prospectus.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our president, director and treasurer is a non-U. S. Resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director, Anastasiia Reish is a non-U.S. resident, is a resident of Poland, and all or a substantial portion of her assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. The Company conducts its business operations primarily through arrangements with external contractors.

Because we do not plan to register our common stock under the exchange act before this registration statement becomes effective, we will not be a fully reporting company.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company. As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12. Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

The Company has a lack of dividend payments.

The Company has paid no dividends in the past and has no plans to pay any dividends in the foreseeable future.

We may, in the future, issue additional common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 2,400,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 72,600,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors Boladale Lawal & Co., will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Although we believe that the approximately $30,625 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by this professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non- affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Risks related to smaller reporting company status.

Even if we no longer qualify as an emerging growth company, we may continue to be subject to reduced disclosure requirements as a smaller reporting company. As a result, investors may receive less information than they would from public companies that are neither emerging growth companies nor smaller reporting companies, which could make it more difficult to evaluate our financial condition, results of operations, and prospects.

Anti-takeover effects of certain provisions of Wyoming state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of who are stockholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.

The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, the control share law does not govern their shares.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Wyoming has a business combination law, which prohibits certain business combinations between Wyoming corporations, and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0245. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $122,500 as anticipated.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$30,625	$61,250	$91,875	$122,500
Offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$18,625	$49,250	$79,875	$110,500
Product Development (APIs)	$10,000	$25,000	$35,500	$50,000
Marketing and Promotion	$4,000	$11,500	$20,000	$25,000

Business Development / Partnerships	$3,000	$8,500	$15,000	$20,000
Customer Support and Operations	$-	$1,000	$2,400	$5,000
Working Capital / General Corporate Purposes	$1,625	$3,250	$6,975	$10,500
TOTALS**	$30,625	$61,250	$91,875	$122,500

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible deficit  as of date was $23,447 or approximately $0.0098 per share. Historical net tangible book value (deficit) per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2025.

The following table sets forth as of November 30, 2025, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Funding Level	25%	50%	75%	100%
Gross Proceeds	$30,625	$61,250	$91,875	$122,500

Offering price per share	$0.0245	$0.0245	$0.0245	$0.0245
The historical net tangible book value (deficit) as of November 30, 2025	$(23,447)	$(23,447)	$(23,447)	$(23,447)
Post offering net tangible book value (deficit)	$(4,822)	$25,803	$56,428	$87,053
Post offering net tangible book value (deficit) per share	$(0.0013)	$0.0053	$0.0092	$0.0118
Pre-offering net tangible book value (deficit) per share	$(0.0098)	$(0.0098)	$(0.0098)	$(0.0098)
Increase in net tangible book value per share after offering	$0.0084	$0.0150	$0.0189	$0.0215
Dilution per share	$0.0258	$0.0192	$0.0153	$0.0127
Dilution as a percentage of offering price	105.39%	78.51%	62.55%	51.98%
Capital contribution by purchasers of shares	$30,625	$61,250	$91,875	$122,500
Capital Contribution by existing stockholders	$9,600	$9,600	$9,600	$9,600
Percentage capital contributions by purchasers of shares	76.13%	86.45%	90.54%	92.73%
Percentage capital contributions by existing stockholders	23.87%	13.55%	9.46%	7.27%
Gross offering proceeds	$30,625	$61,250	$91,875	$122,500
Anticipated net offering proceeds	$18,625	$49,250	$79,875	$110,500
Number of shares after offering held by public investors	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total shares issued and outstanding	$3,650,000	$4,900,000	$6,150,000	$7,400,000
Purchasers of shares percentage of ownership after offering	34.25%	51.02%	60.98%	67.57%
Existing stockholders’ percentage of ownership after offering	65.75%	48.98%	39.02%	32.43%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify  as  an  “emerging  growth  company”  under  the  JOBS  Act.  As  a  result,  we  are  permitted to,  and  intend  to,  rely  on  exemptions  from  certain  disclosure requirements.  For  so  long as  we are  an emerging  growth company,  we  will not be required to:

·        Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

·        Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

·        Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

·        Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

·        Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance was $5,438 and $630 as of November 30, 2025, and August 31, 2025, respectively. We have been utilizing and may utilize funds from Anastasiia Reish, our Chairman and President, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. On January 14, 2025 we entered into an interest-free loan agreement with our President and Director, Anastasiia Reish. According to this agreement, Anastasiia Reish will provide financial support to the company, as needed, up to a total of $300,000 over the subsequent five years. As of November 30, 2025, and August 31, 2025, Ms. Reish advanced us $39,485 and $7,199, respectively. To implement our plan of operations for the next twelve months’ period, we require a minimum of $30,625 of funding from this offering.

Being a newly organized company, we have operating history which includes developing our business plan, establishing our website, and initiating the development and completing the development of our initial products, which are currently undergoing internal testing. After twelve months’ period, we may need additional financing. The Company’s registration office is located at 100 24th Street West #1 Billings, MT 59102. Our phone number is +14432781647.

We are a newly organized company. We do not have generated revenues as of November 30, 2025. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing.

Our independent registered public accountant Boladale Lawal & Co. has issued a going concern opinion. This means that there is a substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

To meet our cash needs, we are attempting to raise funds through this offering and by selling access to our website for marketing specialists and content creators. We believe that we will be able to generate enough funds from this offering or through the sale of our services to continue our proposed operations, but we cannot guarantee that we will remain in business after doing so. If we are unable to successfully acquire customers, we may quickly deplete the proceeds from this offering and will need to seek alternative funding sources. At present, we have not made any arrangements to raise additional capital from third parties, other than through this offering. However, on January 14, 2025, the Company entered into an interest-free loan agreement with its President and Director, Anastasiia Reish. Under the terms of this agreement, Anastasiia Reish has agreed to provide financial support to the Company as needed, up to a total of $300,000 over the next five years.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $122,500 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations by offering a website specifically designed to support marketing specialists and content creators. Our website will feature advanced tools and services designed to help businesses streamline their marketing and content creation processes, saving time, improving efficiency, and enhancing overall performance. At this stage, our company website (accessible at https://nexneoinc.com) is operational as an informational resource and serves as the primary infrastructure intended to support our Image to Text API. Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026.

Our growth strategy includes internal development, continuous technological innovation, targeted marketing initiatives, and potentially acquiring an existing company that complements the objectives of our services.

Our officer and director will oversee all of our activities. The website is designed to provide services such as the Image to Text API, which is intended to extract text from images in over 100 languages, and will also provide the Ad Copy Generator API, which will be designed to create high-performing ad copy tailored for optimal campaign performance. Additional features are planned to include automated landing page creation and tools intended to enhance workflows for digital marketers, small business owners, and content creators.

Development of the Image to Text API was completed on January 23, 2026, and is currently undergoing internal testing prior to being made publicly accessible. We expect to deploy and make the API accessible through our website on or before February 6, 2026. A Blog Section is planned to be integrated into the website, with development scheduled from January 26, 2026, to February 27, 2026. The development of both the Image to Text API and the Blog Section is governed by the software development agreement, which is filed as Exhibit 10.3 to this registration statement. The Ad Copy Generator API is planned for development beginning in May 2026, with the product expected to be completed in August 2026.

We aim to expand our business internationally, focusing on the needs of marketing professionals, content creators, and businesses requiring tools to optimize content creation, improve marketing effectiveness, and streamline campaign management. Our goal is to establish a strong presence and become a recognized and respected name in the industry.

Our current cash balance will not be sufficient to fund our operations for the next twelve months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $61,250, this will satisfy cash requirements for twelve months and we will not be required to raise additional funds to meet operating expenses. If we sell more than half of the shares in this offering, we will utilize funds in accordance to our plan of estimated expanses. If we need more money, we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Anastasiia Reish, our Officer and Director, who has agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.

The Company will conduct limited product development necessary to launch its initial services. No significant research or large-scale development beyond these initial services is planned. We do not anticipate significant changes in the number of employees. Upon completion of this offering, the Company’s goal is to offer and sell services related to marketing and content creation, aimed at helping marketing specialists and content creators streamline their workflows and enhance campaign performance.

After the effectiveness of our registration statement by the Securities and Exchange Commission, we intend to focus our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our primary objective is to profitably offer our services, focusing on tools for marketing specialists, content creators, and businesses. Our plan of operation following the completion is as follows:

1. Product Development (Planned APIs)

Time Frame: 1st – 12th months (initial APIs); expansion may continue beyond 12 months
Material Costs: $10,000 – $50,000 (depending on level of funds raised)
Description:
Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026. A Blog Section will be integrated to the website, with development scheduled from January 26, 2026, to February 27, 2026. The development of both the Image to Text API and the Blog Section is governed by the software development agreement filed as Exhibit 10.3 to this registration statement. The Ad Copy Generator API is planned for development beginning in May 2026, with the product expected to be completed in August 2026. Development activities for these APIs include:

•	Software design and architecture to support scalability and reliability.
•	Implementation of OCR and natural language processing models for the Image to Text Service.
•	AI-driven content generation models for the Ad Copy Generator.
•	Testing, quality assurance, and security validation.
•	Preparing API endpoints, developer documentation, and subscription access for commercial launch.
•	API Expansion: The Company plans to expand its API offerings to provide additional value to users, which may include APIs for video-to-text conversion, sentiment analysis, and other services. Development, testing, and deployment of these expanded APIs will follow the initial API launch timeline.

2. Marketing and Promotion

Time Frame: 2nd – 12th months

Material Costs: $4,000 – $25,000

Description:
Marketing efforts are planned to support the launch and adoption of the APIs and website, including:

•	Digital marketing campaigns across social media, search engines, and content marketing channels.
•	Creation of promotional content, webinars, and informational resources.
•	Customer acquisition and engagement programs, including incentives for early adopters.
•	Aligning marketing campaigns with beta testing and full commercial deployment.

3. Business Development / Partnerships

Time Frame: 2nd – 12th months

Material Costs: $3,000 – $20,000

Description:
The Company plans to establish strategic partnerships to expand its market reach and website integration:

•	Integration with advertising platforms (e.g., Google Ads).
•	Collaborations with marketing agencies, SaaS developers, and resellers.
•	Negotiations, pilot testing of integrations, and formal launch of partnerships coinciding with API commercialization.

4. Customer Support and Operations

Time Frame: 2nd – 12th months

Material Costs: $1,000 – $5,000

Description:
The Company intends to implement operational support systems to ensure a smooth user experience, including:

•	Customer support infrastructure for API users.
•	User onboarding, documentation, and technical assistance.
•	Operational systems for subscription management, billing, and account administration.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$30,625	$61,250	$91,875	$122,500
Offering expenses	$12,000	$12,000	$12,000	$12,000
Net proceeds	$18,625	$49,250	$79,875	$110,500
Product Development (APIs)	$10,000	$25,000	$35,500	$50,000
Marketing and Promotion	$4,000	$11,500	$20,000	$25,000
Business Development / Partnerships	$3,000	$8,500	$15,000	$20,000
Customer Support and Operations	$-	$1,000	$2,400	$5,000
Working Capital / General Corporate Purposes	$1,625	$3,250	$6,975	$10,500
TOTALS**	$30,625	$61,250	$91,875	$122,500

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

For the period from January 14, 2025 (Inception) through August 31, 2025

During the period we have formed the Company, developed our business plan, set up our web site, and we have purchased our computer machine and raw materials. As of August 31, 2025 the Company did not generate revenues. Total expenses were $2,714. Our net loss since inception was $2,714.

For the three months ended November 30, 2025

During the three months ended November 30, 2025, the Company did not generate revenues. Total operating expenses were $8,791. Our net loss for the three months ended November 30, 2025, was $8,791.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2025, the Company had $630 cash and our liabilities were $17,244, including $10,045 in accounts payable and $7,199 owed to Anastasiia Reish, our officer and director. As of November 30, 2025, the Company had $5,438 cash and our liabilities were $77,685, including $38,200 in accounts payable and $39,485 owed to Anastasiia Reish. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Anastasiia Reish, our officer and director, who has agreed to loan the company funds to complete the registration process. To proceed with our operations within twelve months, we need a minimum of $30,625.

For the period from January 14, 2025 (Inception) through August 31, 2025, the Company used $7,331 of cash in operating activities due to its net loss of $2,714 and increase in accounts payable of $10,045.

For the period from January 14, 2025 (Inception) through August 31, 2025, the Company used $23,500 of cash in investing activities.

For the period from January 14, 2025 (Inception) through August 31, 2025, the Company generated $16,799 of cash in financing activities.

For the three months ended November 30, 2025, the Company used $27,478 of cash in operating activities due to its net loss of $8,791 and increase in asset in progress of $48,800 and accounts payable of $28,155, which was partially offset by amortization of $1,958.

For the three months ended November 30, 2025, the Company had no cash outflows related to investing activities.

For the three months ended November 30, 2025, the Company generated $32,286 of cash in financing activities.

We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months’ financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In the long term we may need additional financing. At present, we have not made any arrangements to raise additional capital from third parties, other than through this offering. However, on January 14, 2025 we entered into an interest-free loan agreement with our President and Director, Anastasiia Reish. According to this agreement, Anastasiia Reish will provide financial support to the company, as needed, up to a total of $300,000 over the subsequent five years. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is a substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operation. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting entity.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $122,500, from this Offering.  However, if we raise $61,250, we feel this is sufficient to develop the business for the next twelve months.  If we are only able to raise $30,625, from this offering, then we feel this will be sufficient for the next twelve months to cover professional fees and minimal business development.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated as “Nex Neo Tech Inc.” under the laws of the State of Wyoming on January 14, 2025. Nex Neo Tech Inc. is a startup company focused on developing a website designed specifically for marketing specialists and content creators.

On July 28, 2025, the Company issued 2,400,000 shares of restricted common stock to Anastasiia Reish. The value of these shares is $9,600 based on the par value of $0.004 per share of common stock.

Company Overview

Nex Neo Tech Inc. is a technology company that is developing and will operate a web-based environment designed to provide tools and services for marketing professionals, content creators, and small to medium-sized businesses. At this stage, our company website (accessible at https://nexneoinc.com) is operational as an informational resource and serves as the primary infrastructure intended to support our Image to Text API. Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026. Development of the Blog Section is underway, with completion expected on February 27, 2026. The Ad Copy Generator API is planned for development starting in May 2026, with expected availability in August 2026. As of the date of this filing, the Blog Section and Ad Copy Generator API are not yet commercially available to customers.

Industry Overview

The digital marketing and content creation industry continues to experience rapid growth driven by increased online advertising spending, globalization of digital campaigns, and demand for automated solutions that enhance efficiency. According to industry research reports, global spending on digital advertising and related automation technologies is expected to grow significantly over the next several years. In parallel, the global market for optical character recognition (OCR) and text analytics is expanding as businesses seek to digitize content and integrate multilingual capabilities. Nex Neo Tech Inc. intends to position its planned offerings at the intersection of these trends by focusing on automation, artificial intelligence, and scalable API delivery.

Target Audience

Our target audience will comprise a wide range of professionals in the marketing and content creation fields, including:

• Digital marketers:

We will empower digital marketers to create engaging and effective campaigns across various digital channels, including social media, search engines, and email.

• Small business owners:

We will provide small business owners with the tools and resources they will need to establish a strong online presence and reach their target audience effectively.

• Marketing agencies:

We will help marketing agencies streamline their workflows, optimize their client onboarding processes, and deliver exceptional results for their clients.

• Content writers:

We will empower content writers to produce high-quality, engaging content that resonates with their target audience and drives results.

• SEO specialists:

We will provide SEO specialists with the tools and insights they will need to optimize their content and websites for search engines, thereby improving organic traffic and visibility.

• Social media managers:

We will help social media managers create engaging and shareable content, manage social media communities effectively, and measure the impact of their efforts.

• Freelancers:

We will provide freelancers with the flexibility and tools they will need to manage their projects efficiently, deliver exceptional work to clients, and grow their businesses.

Development Status

At this stage, our company website (accessible at https://nexneoinc.com) is operational as an informational resource and serves as the primary infrastructure intended to support our Image to Text API. Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026. Development of the Blog Section is underway, with completion expected on February 27, 2026. The Ad Copy Generator API is planned for development starting in May 2026, with expected availability in August 2026. As of the date of this filing, the Blog Section and Ad Copy Generator API are not yet commercially available to customers.

 Planned products and services

We organize our offerings into two categories: (i) the informational website and related materials, which are currently accessible, and (ii) the products and commercial APIs that are either under development or in the process of being prepared for public availability and intended for customer use, including the Image to Text API, the Blog Section, and the Ad Copy Generator API.

• Planned API 1 — Image to Text Service. The Image to Text Service is designed to provide programmatic optical character recognition (“OCR”) and text extraction from digital images and scanned documents. The service is intended to support multiple languages, common image formats (for example, JPEG, PNG, GIF, TIFF), output of machine-readable text (for example, JSON), batch processing, confidence scoring and optional pre-processing parameters. Development of the Image to Text API was completed on January 23, 2026. The API is currently undergoing additional internal testing and has not yet been made publicly available through our website. We expect to deploy and make the API accessible through our website on or before February 6, 2026.

• Planned API 2 — Ad Copy Generator. The Ad Copy Generator is intended to provide programmatic generation of advertising creative, including headlines, short descriptions and variant copy optimized for common digital advertising formats and character constraints. The planned API is intended to accept inputs such as product or service descriptions, campaign objectives and audience parameters and to return multiple copy variants and metadata to support selection and A/B testing. Development is scheduled to begin in May 2026, with completion expected in August 2026.

Until the referenced APIs are fully developed and made publicly accessible, prospective users and developer customers will not have programmatic access to the described services and will need to rely on alternative providers if immediate, production-grade API functionality is required.

Monetization and pricing

We intend to generate revenue principally through subscription fees, usage-based API charges and custom enterprise arrangements. Our planned pricing framework contemplates multiple tiers (for example, Basic, Standard and Premium) that will differ by feature set, usage limits, support levels and pricing. We expect to offer pay-as-you-go usage pricing for API calls as well as enterprise and custom pricing for large customers requiring dedicated capacity, service level agreements or on-premises deployments. As of the date of this filing, no material revenue has been recognized from the Planned APIs because those APIs are not commercially available. The Company currently expects to introduce pricing plans for the Image to Text API in February 2026, subject to the API being made publicly accessible.

Technology and intellectual property

The Company intends to develop a software stack that combines web application infrastructure, OCR capabilities and natural language generation. We expect to use a combination of proprietary software components that we develop internally and third-party and open-source components licensed under applicable terms. We plan to develop or refine machine learning and natural language models to support the Company’s differentiated features; however, we may also rely on third-party models and services during development or operation. We protect our intellectual property through copyright, trade secret controls, contractual protections (including confidentiality and assignment provisions in employee and contractor agreements) and, where warranted, trademark or patent filings. There can be no assurance that we will obtain or maintain intellectual property protection of a desired scope.

Anticipated Benefits

We believe that, once developed and deployed, our planned APIs and website will provide marketing specialists and content creators with a range of tangible benefits, including:

• Saving time and effort through automated text extraction and AI-generated advertising copy.

• Improving ad campaign performance by generating high-relevance copy tailored to common advertising platform specifications.

• Increasing productivity and efficiency in marketing and content creation by streamlining workflows.

• Reducing costs by consolidating multiple functions into a single solution.

• Expanding global reach by supporting multiple languages for text extraction and advertising copy generation.

Expected Competitive Advantages

We believe that our services, if successfully developed and commercialized, will be differentiated from competitors by:

• Multi-Lingual Support. Our Image to Text Service API is expected to support text extraction in more than 100 languages, making it suitable for global marketing campaigns and content creation.
• Cost-Efficiency. By automating tasks that are traditionally labor-intensive, our planned products are expected to reduce marketing costs and minimize reliance on multiple third-party tools or agencies.

Future Plans and Enhancements

We are committed to continuous innovation and improvement. Our exciting future plans include:

  API Expansion: We plan to expand our API offerings to provide even more value to our users. This includes exploring APIs for video-to-text conversion, sentiment analysis, and other valuable services.

  Customer Feedback Integration: We value user feedback and will actively integrate user suggestions into our development roadmap to ensure our services aligns with the needs of our community.

We are poised to revolutionize the marketing and content creation industries by providing a groundbreaking service that empowers professionals to achieve their goals more efficiently and effectively.

Office facilities

The Company’s address is 100 24th Street West #1 Billings, MT 59102.

Competitors

There are many well-established companies in the marketing and content creation tools sector that provide services similar to ours, such as Copy.ai, Jasper, Writesonic, Grammarly, and Lumen5. Most of our competitors have greater financial resources than we do, enabling them to better withstand fluctuations in sales or price decreases. We also expect to continue facing competition from new market entrants offering similar tools and services. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding entered into either voluntarily by the Company and involuntarily against the Company.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We are a start-up company and currently have no employees other than our President and Director, Anastasiia Reish Silva and Director - Katarzyna Dzieszuta. We intend to hire employees on an as needed basis. Our officer and director, Anastasiia Reish, currently devotes as much time as needed to provide management services to company matters. After receiving funding, Ms. Reish plans to devote as much time to the operation of the Company as she determines is necessary for her to manage the affairs of the Company. As our business and operations increase, we will assess the need for full-time management and administrative support personnel.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL  PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Anastasiia Reish, Str. Zencow 25, Krakov, 30-734, Poland	26	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
Katarzyna Dzieszuta, Bursztynowa 16, 95-100 Zgierz, Poland	34	Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years:

Anastasiia Reish

Anastasiia Reish has acted as our President, Treasurer, Secretary, and Director since our incorporation on January 14, 2025. There was no arrangement or understanding between Anastasiia Reish and any other person(s) pursuant to which she was selected as a director of the company.

Anastasiia Reish holds a Master’s degree in Management from Jagiellonian University in Krakow, Poland, where she also completed her Bachelor’s degree in Management.

From 2016 to 2019, Anastasiia Reish worked as an IT Analyst at Comarch in Krakow, where she was responsible for implementing and optimizing software solutions for corporate clients, preparing technical documentation, and integrating new IT systems into existing infrastructure.

From 2019 to 2022, she served as a Project Manager at Asseco Poland, leading a team of developers, planning and overseeing IT project execution, and implementing Agile and Scrum methodologies to improve team efficiency and client collaboration.

From 2019 to 2024, Anastasiia Reish has been Senior IT Manager at Comarch S.A., overseeing strategic IT project management, digital transformation of business processes, and the implementation of innovative technologies. In this role, she coordinates multiple teams, optimizes software development workflows, and manages relationships with key corporate clients.

At present, her only occupation is managing the business processes of Nex Neo Tech Inc. There was no arrangement or understanding between Nex Neo Tech Inc. and any other person(s) pursuant to which she was selected as an officer of the company.

Anastasiia Reish owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Anastasiia Reish was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and member of our board of directors. Anastasiia Reish, our president and director will be devoting all her time needed for planning and organizing activities for Nex Neo Tech Inc.

Katarzyna Dzieszuta

Katarzyna Dzieszuta has served as our Director since June 20, 2025.

Katarzyna Dzieszuta holds a Master's degree in Marketing from the University of Lodz, Poland, where she also completed her Bachelor's degree in Marketing and Management.

From 2015 to 2018, Katarzyna Dzieszuta worked as a Marketing Specialist at Allegro, one of Poland’s largest e-commerce companies. In this role, she focused on campaign planning, market analysis, and customer engagement strategies. She was responsible for optimizing digital advertising efforts and coordinating with internal teams to improve brand visibility and drive sales growth.

From 2018 to 2021, she served as a Marketing Manager at InPost S.A., leading a team responsible for digital marketing campaigns, content creation, and performance analytics. During this period, Katarzyna Dzieszuta managed cross-functional projects, improving marketing efficiency and strengthening the company’s online presence.

Since 2021 to present, Katarzyna Dzieszuta has been working as Senior Marketing Manager at Poczta Polska, where she oversees strategic marketing initiatives, develops integrated campaigns, and manages a team of marketing professionals. She is responsible for planning and executing digital and offline marketing activities, analyzing campaign performance, and driving customer engagement and brand awareness.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

TERM OF OFFICE

Our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Wyoming Revised Statues.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, and they do not qualify as an independent director in accordance with the corporate governance requirements of the OTC Markets. The OTC Markets do not impose specific independence requirements; however, companies seeking to qualify for certain OTC tiers, such as OTCQX, must maintain a board with independent directors. Our board of directors have not conducted a formal assessment to determine whether our directors meet any applicable independence criteria under SEC rules or other relevant regulatory frameworks. If we seek to meet the independence requirements for a specific OTC Markets tier in the future, we may need to appoint additional independent directors.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2025:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Anastasiia Reish President, Treasurer, Secretary and Director	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Katarzyna Dzieszuta Director	2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Our officers have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director and secretary compensation for the period from Inception (January 14, 2025) to August 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Anastasiia Reish	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Katarzyna Dzieszuta	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have not compensated our officer and director for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anastasiia Reish is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Ms. Reish. On July 28, 2025, we issued a total of 2,400,000 shares of restricted common stock to Anastasiia Reish in consideration of $9,600. On January 14, 2025 we entered into an interest-free loan agreement with our President and Director, Anastasiia Reish. According to this agreement, Anastasiia Reish will provide financial support to the company, as needed, up to a total of $300,000 over the subsequent five years. As of August 31, 2025, Anastasiia Reish advanced us $7,199. Ms. Reish will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Reish. Anastasiia Reish will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Ms. Reish does not bear interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially from July 28, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Anastasiia Reish	2,400,000 shares of common stock (direct)		100%

				100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

On August 31, 2025, there were 2,400,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,400,000 shares of common stock were issued to our officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our officer and director who own 2,400,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Nex Neo Tech Inc. has 2,400,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.0245 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Ms. Reish will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Anastasiia Reish is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Ms. Reish will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Anastasiia Reish is not, nor has she been within the past twelve months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Reish will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Anastasiia Reish is not, nor has she been within the past twelve months, a broker or dealer, and she is not, nor has she been within the past 12 months, will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Anastasiia Reish may solicit the investors through personal contact, by telephone or mail/email. She will identify those who might have an interest in purchasing shares among her personal friends and business associates. She will not use any supplemental materials in this regard.

Nex Neo Tech Inc. will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.0245 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that the market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.0245 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Nex Neo Tech Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering. Nex Neo Tech Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $12,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Nex Neo Tech Inc.” The Company will deliver stock certificates or issue shares in book-entry form attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of August 31, 2025, there were 2,400,000 shares of our common stock issued and outstanding. Our officer and director, Anastasiia Reish owns 2,400,000 purchased on July 28, 2025.

Anastasiia Reish, our officer and director will offer our securities to her personal friends and family in Poland and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Ms. Reish will personally and individually contact each investor. Ms. Reish has no experience in selling securities to investors. Ms. Reish will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, as amended, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. A majority of the shares present, in person or by proxy, constitutes a quorum for the transaction of business at any meeting of stockholders, and the affirmative vote of a majority of shares present and entitled to vote is required to approve any action, unless a greater vote is required by law or the Articles of Incorporation.

Dividend Rights

Holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, holders of common stock are entitled to share ratably in the assets remaining after payment of all debts and obligations and after satisfaction of any preferential rights of any outstanding preferred stock.

Conversion and Redemption

We have not issued any convertible or redeemable securities.

Preemptive Rights

Holders of common stock have no preemptive rights to purchase additional shares of any class of stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC MARKETS GROUP

We intend to have our common stock be quoted on the OTC Markets Group or other quotation service. If our securities are not quoted on the OTC Markets Group or other quotation service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets Group differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets Group or other quotation service, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets Group our securities will trade on the OTC Markets Group until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Markets Group or other quotation service.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of the date of this prospectus, the Company had 2,400,000 shares of our common stock issued and outstanding held by one holder of record.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our President prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

SEC FILING PLAN

We intend to become a reporting company in 2025 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

In the next twelve months, we anticipate spending approximately $12,000 in costs related to our SEC filings and offering expenses.

GOING CONCERN CONSIDERATION

We have generated $0 in revenues since inception to November 30, 2025. As of November 30, 2025, and August 31, 2025, the Company had an accumulated deficit of $11,505 and $2,714, respectively. Our independent auditors included an explanatory paragraph in their report on the audited financial statements for the period from January 14, 2025 (inception) to August 31, 2025 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission. Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if our shares of common stock are held of record by less than 300 persons at the beginning of any fiscal year after a registration statement is effective. If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company. Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of August 31, 2025 included in this prospectus and in the registration statement have been audited by Boladale Lawal & Co.

LEGAL MATTERS

Law Office Of Carl P. Ranno will pass upon the validity of the issuance of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Boladale Lawal & Co. is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

FINANCIAL STATEMENTS

Our fiscal year end is August 31, 2025. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Boladale Lawal & Co. Our audited financial statements from inception to August 31, 2025 and interim unaudited financial statements for the three months ended November 30, 2025, immediately follow:

NEX NEO TECH INC.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

Nex Neo Tech Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nex Neo Tech Inc. (the "Company") as of August 31, 2025, the related statements of operations, changes in shareholders' equity and cash flows, for the period January 14, 2025 (Inception) through August 31, 2025, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2025, and the results of its operations and its cash flows for the period January 14, 2025 (inception) through August 31, 2025, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(2,714) for the period ended August 31, 2025. The continuation of the Company as a going concern is dependent on continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above:

As described in Note 2 to the financial statements, the Company has operating losses, accumulated deficit. Furthermore, the company has not generated any revenue since inception of business. The Company is dependent on obtaining additional working capital funding from its stockholders, and the sale of equity or private or public funding to execute its plans and continue operations These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination.

The procedures performed to address the matter included.

·	We inquired of executive officer, and key member of management, of the Company regarding factors that would have an impact on the Company’s ability to continue as a going concern,
·	We evaluated management’s plan for addressing the adverse effects of the conditions identified, including assessing the reasonableness of forecasted information and underlying assumptions, and utilizing our knowledge of the entity, its business and management in considering liquidity needs and the Company’s ability to generate sufficient cash flow,
·	We assessed the possibility of raising additional debt or credit,
·	We evaluated the completeness and accuracy of disclosures in the financial statements.

 /s/ BOLADALE LAWAL

BOLADALE LAWAL & CO.

(Chartered Accountants)

PCAOB ID (6993)

We have served as the Company's auditor since 2025.

November 7th, 2025.

Lagos Nigeria

NEX NEO TECH INC.

BALANCE SHEET

As of August 31, 2025

As of August 31, 2025
ASSETS
Current Assets
Cash and Cash Equivalents	$630
Total Current Assets	630
Other Assets
Intangible Assets, Net	23,500
Total Other Assets	23,500
TOTAL ASSETS	$24,130

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Accounts Payable	$10,045
Loan Payable – Related Party	7,199
Total Current Liabilities	17,244
Total Liabilities	17,244
Stockholder’s Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 2,400,000 shares issued and outstanding as of August 31, 2025	2,400
Additional Paid-in Capital	7,200
Accumulated Deficit	(2,714)
Total Stockholder’s Equity	6,886
TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$24,130

The accompanying notes are an integral part of these financial statements.

NEX NEO TECH INC.

STATEMENT OF OPERATIONS

For the period from January 14, 2025 (Inception) through August 31, 2025

For the period from January 14, 2025 (Inception) through August 31, 2025
REVENUE	$-

OPERATING EXPENSES
General and Administrative Expenses	2,714
Total Operating Expenses	2,714

Loss Before Income Taxes	(2,714)
Provision For Income Taxes	-
Net Loss	$(2,714)

Comprehensive Loss	$(2,714)

Net Loss Per Share	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	354,783

The accompanying notes are an integral part of these financial statements.

NEX NEO TECH INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from January 14, 2025 (Inception) through August 31, 2025

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity

Balance as of January 14, 2025 (Inception)	-	$-	$-	$-	$-

Sales of common stock at $0.004 per share	2,400,000	2,400	7,200	-	9,600
Net loss for the period ended	-	-	-	(2,714)	(2,714)

Balance as of August 31, 2025	2,400,000	$2,400	$7,200	$(2,714)	$6,886

The accompanying notes are an integral part of these financial statements.

NEX NEO TECH INC.

STATEMENT OF CASH FLOWS

For the period from January 14, 2025 (Inception) through August 31, 2025

For the period from January 14, 2025 (Inception) through August 31, 2025
OPERATING ACTIVITIES:
Net Loss	$(2,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts Payable	10,045
Net Cash Used in Operating Activities	7,331

INVESTING ACTIVITIES:
Intangible Assets	(23,500)
Net Cash Used in Investing Activities	(23,500)

FINANCING ACTIVITIES:
Proceeds from Loan Payable – Related Party	7,199
Proceeds from Share Issuance	9,600
Net Cash Provided by Financing Activities	16,799

Net Increase (Decrease) in Cash for the Period	630
Cash at Beginning of the Period	-
Cash at End of the Period	$630

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Payments for:
Interest Paid	$-
Income Taxes Paid	$-

The accompanying notes are an integral part of these financial statements.

NEX NEO TECH INC.

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2025

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Nex Neo Tech Inc. (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on January 14, 2025 (Incorporation). We plan to develop a web-based environment designed for marketing specialists and content creators. Our goal is to introduce technology empowers businesses to streamline their marketing and content creation processes, saving time, improving efficiency, and enhancing overall campaign performance. We plan to offer two APIs designed to address the core needs of marketing specialists and content creators: API Image to Text Service and API Ad Copy Generator.

The Company has elected August 31st as its fiscal year-end.

2. GOING CONCERN

Our financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We have an accumulated deficit of $2,714 as of August 31, 2025, had a net loss of $2,714, and used net cash of $7,530 in operating activities for the period from January 14, 2025 (Inception) through August 31, 2025. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with loans from related parties and public issuance of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements, and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Revenue

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

An entity recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract with the customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

NEX NEO TECH INC.

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2025

Step 4. Allocate the transaction price.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets

The Company accounts for its intangible assets in accordance with ASC Subtopic 350-40, “Internal-Use Software-Computer Software Developed or Obtained for Internal Use”, ASC 350-50, “Website Development Costs”, and ASC Subtopic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. ASC Subtopic 350-40 and 350-50 require assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements and Disclosures”, establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

NEX NEO TECH INC.

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2025

Financial instruments consist of the Company’s current assets, accounts payable and amounts due to a related party. The recorded values of all financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45, “Earnings per Share”, which requires the presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In November 2023, the Financial Standards Accounting Board (FASB) issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expanded annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The amendments do not change how segments are determined or aggregated, or how thresholds are applied to determine reportable segments. The Company adopted ASU 2023-07 on January 14, 2025, date of incorporation. See Note 4 “Operating Segments” in the accompanying notes to the financial statements for further detail.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 – OPERATING SEGMENTS

The Company operates as a single operating segment, focusing on the introduction and promotion of alternative methods of raising chickens without the use of antibiotics.

The accounting policies of the operating segment are the same as those described in the summary of significant accounting policies. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The CODM assesses performance for the segment and decides how to allocate resources based on net income (loss) that is reported on the income statement. The measure of segment assets is reported on the balance sheet as total assets.

NEX NEO TECH INC.

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2025

5. INTANGIBLE ASSETS

Intangible assets were made up of the following as of the balance sheet date:

	Estimated Useful Life (years)	August 31, 2025
Website	3	$23,500
		23,500
Accumulated amortization		-
Net book value		$23,500

In August 2025 the Company capitalized website development costs of $23,500, which is being amortized over a three-year life. The company did not record amortization expense during the period from January 14, 2025 (Inception) through August 31, 2025, because the asset was capitalized at the end of the period.

The Company expects to recognize amortization expense for the capitalized website development costs of future years as follows:

For the fiscal year ending:	Amortization Expense
August 31, 2026	$7,833
August 31, 2027	$7,833
August 31, 2028	$7,834

6. RELATED PARTY TRANSACTIONS

Founder Shares

On July 28, 2025, the Company issued 2,400,000 shares of its common stock at $0.004 per share to the president of the Company, Anastasiia Reish, for total proceeds of $9,600.

Loan Payable — Related Party

As of August 31, 2025, the president of the Company, Anastasiia Reish, advanced $7,199 to the Company. This loan is for up to $300,000, unsecured, interest-free, with no fixed payment term, for working capital purposes. The note is non-interest bearing and is due on demand.

7. STOCKHOLDER’S EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value of $0.001 per share.

On July 28, 2025, the Company issued 2,400,000 shares of its common stock at $0.004 per share to the president of the Company, Anastasiia Reish, for total proceeds of $9,600.

There were 2,400,000 shares of common stock issued and outstanding as of August 31, 2025.

NEX NEO TECH INC.

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2025

8. COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has entered into no contractual commitments as of August 31, 2025.

Litigation

The Company was not subject to any legal proceedings during the period from January 14, 2025 (Inception) through August 31, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

9. INCOME TAXES

The Company has no tax position as of August 31, 2025, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of August 31, 2025. The Company’s utilization of any net operating loss carryforward may be unlikely as a result of its intended activities.

The valuation allowance as of August 31, 2025, was $570. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2025. All tax years since inception remain open for examination by taxing authorities of US Federal and state of Wyoming.

The components of the Company’s deferred tax asset computed at the federal statutory rate of 21% is as follows:

August 31, 2025
Net operating loss carryforward	$2,714
Effective tax rate	21%
Deferred tax asset	570
Less: valuation allowance	(570)
Net deferred asset	$-

NEX NEO TECH INC.

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2025

The income tax provision differs from the amount of income tax determined by applying the statutory income tax rates to pretax income from continuing operations for the period from January 14, 2025 (Inception) through August 31, 2025, due to the following:

August 31, 2025
Book loss	$570
Less: valuation allowance	(570)
$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $2,714 as of August 31, 2025, for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

10. SUBSEQUENT EVENTS

The Company evaluated subsequent events that occurred after August 31, 2025, the date these financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.

NEX NEO TECH INC.

NEX NEO TECH INC.

BALANCE SHEETS

As of November 30, 2025 (unaudited) and August 31, 2025

	As of November 30, 2025 (unaudited)	As of August 31, 2025
ASSETS
Current Assets
Cash and Cash Equivalents	$5,438	$630
Asset In Progress	48,800	-
Total Current Assets	54,238	630
Other Assets
Intangible Assets, Net	21,542	23,500
Total Other Assets	21,542	23,500
TOTAL ASSETS	$75,780	$24,130

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$38,200	$10,045
Loan Payable – Related Party	39,485	7,199
Total Current Liabilities	77,685	17,244
Total Liabilities	77,685	17,244
Stockholder’s Equity
Common Stock, $0.001 par value, 75,000,000 shares authorized, 2,400,000 shares issued and outstanding as of November 30, 2025 and August 31, 2025	2,400	2,400
Additional Paid-in Capital	7,200	7,200
Accumulated Deficit	(11,505)	(2,714)
Total Stockholder’s Equity (Deficit)	(1,905)	6,886
TOTAL LIABILITIES & STOCKHOLDER’S EQUITY (DEFICIT)	$75,780	$24,130

The accompanying notes are an integral part of these unaudited financial statements.

NEX NEO TECH INC.

STATEMENTS OF OPERATIONS

For the three months ended November 30, 2025 and 2024 (unaudited)

	For the three months ended November 30, 2025	For the three months ended November 30, 2024
REVENUE	$-	$-

OPERATING EXPENSES
General and Administrative Expenses	8,791	-
Total Operating Expenses	8,791	-

Loss Before Income Taxes	(8,791)	-
Provision For Income Taxes	-	-
Net Loss	$(8,791)	$-

Comprehensive Loss	$(8,791)	$-

Net Loss Per Share	$(0.00)	$-

Weighted Average Number of Shares Outstanding: Basic and Diluted	2,400,000	-

The accompanying notes are an integral part of these unaudited financial statements.

NEX NEO TECH INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

For the three months ended November 30, 2025 and 2024 (unaudited)

					Total
			Additional		Stockholder’s
	Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance as of August 31, 2024	-	$-	$-	$-	$-

Net loss	-	-	-	-	-

Balance as of November 30, 2024	-	$-	$-	$-	$-

Balance as of August 31, 2025	2,400,000	$2,400	$7,200	$(2,714)	$6,886

Net loss	-	-	-	(8,791)	(8,791)

Balance as of November 30, 2025	2,400,000	$2,400	$7,200	$(11,505)	$(1,905)

The accompanying notes are an integral part of these unaudited financial statements.

NEX NEO TECH INC.

STATEMENTS OF CASH FLOWS

For the three months ended November 30, 2025 and 2024 (unaudited)

	For the three months ended November 30, 2025	For the three months ended November 30, 2024
OPERATING ACTIVITIES:
Net Loss	$(8,791)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	1,958	-
Changes in operating assets and liabilities:
Asset In Progress	(48,800)	-
Accounts Payable	28,155	-
Net Cash Used in Operating Activities	(27,478)	-

FINANCING ACTIVITIES:
Proceeds from Loan Payable – Related Party	32,286	-
Net Cash Provided by Financing Activities	32,286	-

Net Increase (Decrease) in Cash for the Period	4,808	-
Cash at Beginning of the Period	630	-
Cash at End of the Period	$5,438	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Payments for:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

NEX NEO TECH INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

November 30, 2025

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Nex Neo Tech Inc. (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on January 14, 2025 (Incorporation). We plan to develop a web-based environment designed for marketing specialists and content creators. Our goal is to introduce technology empowers businesses to streamline their marketing and content creation processes, saving time, improving efficiency, and enhancing overall campaign performance. We plan to offer two APIs designed to address the core needs of marketing specialists and content creators: API Image to Text Service and API Ad Copy Generator.

The Company has elected August 31st as its fiscal year-end.

2. GOING CONCERN

Our unaudited financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our liabilities and commitments in the normal course of business for the foreseeable future. We have an accumulated deficit of $11,505 as of November 30, 2025, had a net loss of $8,791, and used net cash of $27,478 in operating activities for the three months ended November 30, 2025. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs over the next twelve months with loans from related parties and public issuance of common stock. While we believe that we will be successful in obtaining the necessary financing and generating revenue to fund our operations, meet regulatory requirements, and achieve commercial goals, there are no assurances that such additional funding will be achieved and that we will succeed in our future operations.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company uses the accrual basis of accounting and accounting principles. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to interim financial statements. These financial statements should be read in conjunction with the audited financial statements of the Company for the period from January 14, 2025 (Inception) through August 31, and the related notes. The statements of operations for the three months ended November 30, 2025, are not necessarily indicative of the results to be expected for the year ending August 31, 2026, or for any other future annual or interim period.

Revenue

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

NEX NEO TECH INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

November 30, 2025

An entity recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract with the customer.

Step 4. Allocate the transaction price.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities at the date of purchase of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Intangible Assets

The Company accounts for its intangible assets in accordance with ASC Subtopic 350-40, “Internal-Use Software-Computer Software Developed or Obtained for Internal Use”, ASC 350-50, “Website Development Costs”, and ASC Subtopic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. ASC Subtopic 350-40 and 350-50 require assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements and Disclosures”, establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

NEX NEO TECH INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

November 30, 2025

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Financial instruments consist of the Company’s current assets, accounts payable and amounts due to a related party. The recorded values of all financial instruments approximate their current fair values because of their nature and respective relatively short maturity dates or durations.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45, “Earnings per Share”, which requires the presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements

In November 2023, the Financial Standards Accounting Board (FASB) issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expanded annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The amendments do not change how segments are determined or aggregated, or how thresholds are applied to determine reportable segments. The Company adopted ASU 2023-07 on January 14, 2025, date of incorporation. See Note 4 “Operating Segments” in the accompanying notes to the financial statements for further detail.

The Company does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 – OPERATING SEGMENTS

The Company operates as a single operating segment, focusing on the introduction and promotion of alternative methods of raising chickens without the use of antibiotics.

NEX NEO TECH INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

November 30, 2025

The accounting policies of the operating segment are the same as those described in the summary of significant accounting policies. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer. The CODM assesses performance for the segment and decides how to allocate resources based on net income (loss) that is reported on the income statement. The measure of segment assets is reported on the balance sheet as total assets.

5. INTANGIBLE ASSETS

Intangible assets were made up of the following as of the balance sheets dates:

	Estimated Useful Life (years)	November 30, 2025	August 31, 2025
Website	3	$23,500	$23,500
		23,500	23,500
Accumulated amortization		1,958	-
Net book value		$21,542	$23,500

In August 2025 the Company capitalized website development costs of $23,500, which is being amortized over a three-year life. The company recorded amortization expense of $1,958 for the three months ended November 30, 2025, and no amortization expense for the period from January 14, 2025 (Inception) through August 31, 2025.

The Company expects to recognize amortization expense for the capitalized website development costs of future years as follows:

For the fiscal year ending:	Amortization Expense
August 31, 2026 (remaining)	$5,875
August 31, 2027	$7,833
August 31, 2028	$7,834

6. RELATED PARTY TRANSACTIONS

Founder Shares

On July 28, 2025, the Company issued 2,400,000 shares of its common stock at $0.004 per share to the president of the Company, Anastasiia Reish, for total proceeds of $9,600.

Loan Payable — Related Party

As of November 30, 2025, the president of the Company, Anastasiia Reish, advanced $39,485 to the Company. This loan is for up to $300,000, unsecured, interest-free, with no fixed payment term, for working capital purposes. The note is non-interest bearing and is due on demand.

NEX NEO TECH INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

November 30, 2025

7. STOCKHOLDER’S EQUITY

Upon formation, the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of Common Stock, par value of $0.001 per share.

On July 28, 2025, the Company issued 2,400,000 shares of its common stock at $0.004 per share to the president of the Company, Anastasiia Reish, for total proceeds of $9,600.

There were 2,400,000 shares of common stock issued and outstanding as of November 30, 2025, and August 31, 2025.

8. COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has entered into no contractual commitments as of November 30, 2025.

Litigation

The Company was not subject to any legal proceedings during the period from January 14, 2025 (Inception) through November 30, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

9. SUBSEQUENT EVENTS

The Company evaluated subsequent events that occurred after November 30, 2025, the date these financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$18
Auditors Fees and Expenses	$9,000.00
Legal Fees and Expenses	$1,900.00
EDGAR fees	$1,082.00
TOTAL	$12,000

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Nex Neo Tech Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Wyoming Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Nex Neo Tech Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Anastasiia Reish	July 28, 2025	2,400,000	$9,600

We issued the foregoing restricted shares of common stock to our officer and director pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor, is our officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.1.2*	Amendment of Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Law Office Of Carl P. Ranno
10.1*	Loan Agreement dated January 14, 2025
10.2*	Website Development Services Agreement
10.3	Software Development Agreement
23.1	Consent of Boladale Lawal & Co.
99.1*	Form of Subscription

* - filed on November 26, 2025

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 29, 2026.

Nex Neo Tech Inc.

By:	/s/	Anastasiia Reish

Name:	Anastasiia Reish
Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

By:	/s/	Katarzyna Dzieszuta
	Name:	Katarzyna Dzieszuta
	Title:	Director

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Anastasiia Reish	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 29, 2026
Anastasiia Reish
/s/ Katarzyna Dzieszuta	Director	January 29, 2026
Katarzyna Dzieszuta